Exhibit 99.1

Experienced Real Estate Investment Professional Mark Green Joins General Cannabis Board

DENVER, Jan. 27, 2017 -- General Cannabis Corporation (OTCQB: CANN), the comprehensive resource to the regulated cannabis industry, announced today that Mark Green has been elected to the Board of Directors.

Green has extensive real estate investing experience across public and private markets spanning several business cycles, most recently serving as a Managing Director of Leucadia National Corporation, a diversified holding company, which through its subsidiaries, engages in numerous industries, including real estate, and Jefferies LLC, a subsidiary of Leucadia.   Earlier in his career, Green led real estate divisions at UBS, Eurohypo, and CIBC World Markets.

“Mark’s deep knowledge of real estate, investment banking, capital markets, and investment management will help guide General Cannabis through our next phase of growth and ensure we maximize the potential of our burgeoning industry,” said Michael Feinsod, Executive Chairman of the Board of General Cannabis Corp. “We are very pleased and proud to have him serve on our board, providing his insight, counsel and broad array of skills.”

“General Cannabis has quickly established itself as a leader within an industry that is quickly becoming one of the fastest growing sectors of the economy,” said Green. “I trust my knowledge of financial markets and the real estate industry will solidify the company’s standing and help the business take advantage of all opportunities in the field.”

With Green’s addition, the majority of General Cannabis Board of Directors are independent under the standards adopted by the national securities exchanges, Feinsod noted.  “We are pleased to make this addition to our board, which we also hope will better position the company for a potential future listing application with a national securities exchange.

Green is a graduate of Skidmore College and obtained his MBA from Columbia Business School.

About General Cannabis

General Cannabis Corp. is the comprehensive resource for the highest quality service providers available to the regulated Cannabis Industry. We are a trusted partner to the cultivation, production and retail side of the cannabis business. We do this through a combination of strong operating divisions such as real estate, consulting, security, financing and the distribution of important infrastructure products to grow facilities and dispensaries. As a synergistic holding company, our subsidiaries are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Safe Harbor

This press release contains forward-looking statements which relate to future events or General Cannabis’ future performance or financial condition, including statements regarding the ability of Mr. Green to help guide General Cannabis through its next phase of growth, statements regarding Mr. Green’s ability to solidify General Cannabis’ standing and help the business take advantage of all opportunities in the field, and statements relating to any potential future application to list General Cannabis’ shares on a national securities exchange or the ability of General Cannabis to obtain such listing. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Media Contact:

Robert Frichtel

CEO, General Cannabis Corp.

(303) 759-1300